Exhibit 10.45

EXECUTION COPY

AMENDED AND RESTATED CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (this “Agreement”) is made and entered into as of the 20th day of October, 2003 (the “Effective Date”), by and between AMEDICA CORP., a Delaware corporation (“Amedica”) and DARRYL S. BRODKE, M.D. (“Brodke”).

RECITALS

WHEREAS, each of Amedica and Brodke are party to that certain Consulting Agreement dated April 1, 2000 (the “Original Consulting Agreement”); and

WHEREAS, Amedica and Brodke now desire to amend and restate the Original Consulting Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and represent as follows:

1. Consulting Arrangement. The parties agree that, during the Term, Brodke shall diligently perform consulting and related services (the “Services”) as requested by Amedica relating to the conceptualization, development, testing, approval and related matters involving the Devices (as defined below). The Services shall include, without limitation, the following:

a. Consulting about the characteristics of the Devices and the nature of the materials with which the Devices are constructed.

b. Providing expertise in ideas, testing and coordination with other Amedica personnel and third parties, as requested by Amedica.

c. Providing guidance and assistance in the clinical details of the Devices.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

d. Using commercially reasonable efforts to generate interest in the Amedica Devices (defined below) from companies who may seek to enter into a transaction with Amedica relating to the Amedica Devices.

e. Assisting in the filing of provisional patents and other patents as determined by Amedica.

f. Assisting in applying for or otherwise seeking regulatory approval for the Amedica Devices or surgical processes for their implantation or other use.

g. Definition of “Device(s).” For purposes of this Agreement, “Device(s)” shall mean all ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials whether or not patentable, including all rights to obtain, perfect or enforce any proprietary interests therein, in the Field of Interest, which Brodke may conceive, reduce to practice or develop during the Term (or, if based on or related to any confidential or proprietary information of Amedica, within [***********] after the termination of this Agreement), alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of Amedica, or otherwise.

2. Term and Termination.

a. The term (the “Term”) of this Agreement shall commence as of the Effective Date and shall continue until the later of. (i) ten (10) years from the date hereof; or (ii) the expiration of patent rights on the Amedica Devices, unless earlier terminated as provided hereunder.

b. Either party has the right to terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

3. Compensation For Assignment and Sale Proprietary Rights. As full consideration for the Services and any assignment of right in Amedica Devices to Amedica pursuant to Section 8 hereof, Amedica shall pay Brodke as follows:

a. Brodke shall, in the form of royalty or similar payments, receive up to [****************] of the Net After-Tax Profits. “Net After-Tax Profits” is defined as that portion of profits received by Amedica attributable to sale of Amedica Devices, after deducting from all gross proceeds from such sales the costs and expenses attributable to the development, testing, marketing and sale of the Amedica Devices (but not including any Amedica overhead or expenses unrelated to the Amedica Devices), and less all sales, use, occupation or excise taxes and all income taxes applicable to income generated from the Amedica Devices.

b. Brodke’s share of the Net After-Tax Profits shall be determined by Brodke and Amedica, in good faith, based upon his contribution to the final form of the Amedica Devices, relative to the contributions of Amedica and any third parties. Such share shall be calculated on a monthly basis, with payment to Brodke of each monthly amount no later than the last day of the following month.

c. Amedica shall maintain separate accountings relating to the Amedica Devices. Brodke shall, at all times, have reasonable access to examine Amedica’s books and records relating to the Amedica Devices.

d. Brodke hereby acknowledges that the payment provisions of this Section 3 represent the sole agreement between the parties with regard to his compensation for all Services and any assignment of rights to the Amedica Devices; and Amedica shall not be obligated to make, or otherwise be liable for, any additional payment of compensation or reimbursement of expenses with regard to Services or the Amedica Devices or other similar type payment. It is the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

parties’ intent that this Agreement provide for the “sale or exchange of a capital asset” by Brodke to Amedica under Internal Revenue Code Section 1235 entitled “Sale or Exchange of Patents,” and that all payments made to Brodke hereunder shall be taxed as long-term capital gains. Nothing in this Agreement to the contrary shall imply that the parties intend that the payments to Brodke hereunder shall be for anything other than the transfer of all proprietary rights that Brodke may have in the Amedica Devices. Amedica is making no warranties or representations, however, as to ultimate taxability of the payments to Brodke hereunder.

4. Facilities. To the extent necessary, Amedica shall provide Brodke office space, equipment, telephone, secretarial help and all other equipment and related services necessary for the performance of the Services hereunder.

5. Exclusivity. Amedica acknowledges that Brodke has other professional business and investment dealings in addition to his responsibilities under this Agreement and that Brodke will not be required to devote his time exclusively to his responsibilities hereunder. Notwithstanding any provision herein to the contrary, Brodke agrees that during the Term, Amedica shall have the exclusive right to the Devices.

6. Confidentiality.

a. Both during the Term and following termination of this Agreement for any reason, except as necessary for the performance of the Services hereunder, Brodke shall not, at any time or in any manner, directly or indirectly, use, divulge, disclose or communicate to any third-person or entity any information that was disclosed to or developed by Brodke during the course of performing the Services and which is not generally available to the public, including, without limiting the generality of the foregoing: information regarding matters affecting or relating to Amedica’s business or its Devices; the nature of Amedica’s properties or products,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

whether developed or under development; the identity of Amedica’s customers; prices which Amedica obtains or has obtained with respect to its products or services; information as to Amedica’s discussions, negotiations and/or dealings with actual or potential third-party buyers, investors, licensees or co-venturers; Amedica’s costs, overhead or profit margin; or Amedica’s operational methods or its business plans and processes.

b. Records. Promptly following termination of this Agreement, Brodke shall deliver to Amedica any and all property of Amedica which may be in his possession including products, materials, memoranda, notes, records, reports, writings, drawings, diskettes, models and other materials or other documents or photocopies of the same in any tangible form whatsoever constituting confidential or proprietary information of Amedica, and any of the foregoing in intangible form.

7. Covenant Not to Compete.

a. Certain Acknowledgments and Agreements. Brodke recognizes and acknowledges the competitive and proprietary nature of Amedica’s business operations. Brodke acknowledges and agrees that a business will be deemed competitive with Amedica if it engages in a line of business in which it develops, manufactures or sells any products provided or offered by Amedica or any similar products, or products fulfilling the same function, in the Field of Interest (such business to be referred to as a “Competitive Business”). The term “Field of Interest” currently means the development, testing and commercializing of biomedical or surgical devices intended for use in diagnosing, preventing or treating diseases or conditions affecting the spine or related structure or tissues or any applications thereof. Amedica may expand or otherwise change the definition of its Field of Interest at any time, which new definition will be binding upon Brodke ten (10) days after written notice to Brodke thereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. Brodke agrees that during the Term and for an additional [***********] after termination of this Agreement (which period shall be tolled during the period of any violation or breach of any of the provisions hereof and for a period of [***********] thereafter), whether such termination is voluntary or involuntary, Brodke shall not:

(i) for his benefit, or on behalf of any other person or entity, directly or indirectly, as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any Competitive Business anywhere in the continental United States of America (the “Restricted Territory”), except that nothing contained herein shall preclude Brodke from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business; or

(ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any known customers or patrons of Amedica; or

(iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to Amedica or any present or future parent, subsidiary or affiliate of Amedica to leave the services of Amedica or any such parent, subsidiary or affiliate for any reason.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

c. Reasonableness of Restrictions. Brodke further recognizes and acknowledges that: (i) the restrictions in this Section 7 are reasonable in relation to the skills which represent his principal saleable asset both to Amedica and to his other prospective employers, and (ii) the geographical scope of the provisions of this Section 7 is reasonable, legitimate and fair to Brodke in light of Amedica’s need to market its services and sell its products worldwide in order to have a sufficient customer base to make Amedica’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Brodke is qualified to earn his livelihood.

d. Survival of Acknowledgments and Agreements. his acknowledgments and agreements set forth in this Section 7 shall survive the expiration or termination of this Agreement and the termination of his employment with Amedica for any reason.

8. Ownership of Ideas, Copyrights and Patents.

a. Disclosure of Devices. Brodke agrees that he will promptly disclose all Devices to Amedica and that he will not publish any Devices, or any information with regard thereto, without the prior written consent of Amedica.

b. Property of Amedica. Amedica shall have the sole and exclusive right, even as to Brodke, to prepare, file, prosecute, obtain and maintain any and all patents and patent applications claiming any Devices (each thereafter, an “Amedica Device”). All Amedica Devices shall be the sole and exclusive property of Amedica and, subject to payment pursuant to the provisions of Section 3 hereof, Brodke hereby assigns to Amedica all of his right, title and interest in and to all of the Amedica Devices. Brodke further agrees to use his best efforts to ensure that no Devices will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

c. Other Devices. Brodke has attached hereto as Schedule A (i) a list of all Devices in which Brodke has any right, title, or interest as of the date of his execution of this Agreement (“Other Devices”), and (ii) a list of all Other Devices made, conceived, or developed, in whole or in part, by Brodke prior to the date of his execution of this Agreement, and Brodke represents that Schedule A is a complete and accurate list of all Other Devices.

d. Cooperation. Brodke hereby agrees to wilfully cooperate with Amedica, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Amedica’s rights in and to any Amedica Devices, including, but not limited to, performing all acts deemed necessary or desirable by Amedica (both during the Term and for a period of [***********] after expiration of this Agreement) and joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States of America and of any and all other countries to Amedica Devices; provided, that, Amedica will bear the expense of all such proceedings. Brodke hereby agrees that any patent or other legal right covering any Amedica Device issued to Brodke personally, shall be assigned by Brodke to Amedica without charge by Brodke, except as specifically provided under Section 3 hereof.

e. Works Made For Hire. Without limiting the foregoing, Brodke further acknowledges that all original works of authorship made by Brodke, whether alone or jointly with others in the performance of the Services and which are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by Amedica. If any Amedica Device is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely and exclusively to, Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

9. Representations and Warranties Regarding Prior Work and Legal Obligations.

a. Brodke hereby represents and warrants that he has no commitments or obligations with any prior employer or any other person or entity that, would restrict his ability to perform the Services, or is inconsistent with this Agreement and Brodke hereby agrees to indemnify and hold Amedica harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

b. Brodke represents that he has been advised by Amedica that at no time should he divulge to, or use for the benefit of, Amedica any trade secret or confidential or proprietary information of any previous employer. Brodke acknowledges that he has not divulged or used any such information for the benefit of Amedica.

c. Brodke represents that he has not and will not misappropriate any invention that he played any part in creating while working for any former employer.

d. Brodke acknowledges that Amedica is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10. Equitable Remedies. Brodke acknowledges that the breach of the provisions of Sections 6, 7, 8 and 9 above shall constitute irreparable damage to Amedica and, accordingly, Amedica may, in addition to all other available remedies under law and equity, obtain injunctive relief upon an alleged violation of such Sections pending resolution on the merits of any claims raised by Amedica hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

11. Stock Option Arrangements. As further consideration hereunder, the parties agree in good faith to negotiate an agreement granting Brodke certain rights to obtain options for the purchase of Amedica stock. The nature, amount and terms of such options shall be agreed upon by the parties in good-faith as soon as reasonably possible.

12. Consulting Agreement Only. This Agreement constitutes a consulting agreement only. Nothing herein is intended, nor shall it be construed, to create any employer/ employee arrangement, partnership arrangement or other relationship between the parties except as expressly provided herein; and nothing herein is intended to grant to either party any right or interest in or to the assets, business or interests of the other party, nor the right to bind the other party except as expressly herein provided.

13. General.

a. Notices. All notices required or permitted to be given to a party hereunder shall be mailed by certified mail or registered mail, postage prepaid, to that party’s address set forth on the signature page of this Agreement (or to such other address specified in writing).

b. Default. If either party defaults in any of the covenants or provisions herein, the defaulting party shall pay all costs and attorneys’ fees incurred by the other party in enforcing its rights arising hereunder.

c. Governing Law and Venue. This Agreement shall be interpreted, performed and enforced according to the laws of Utah. Venue for any action hereof shall lie with the Third Judicial District Court of the State of Utah for the United States District Court for the District of Utah, Central Division.

d. Unenforceable Provision. If any provision of this Agreement is deemed unenforceable by any court of competent jurisdiction, the remaining provisions shall nonetheless

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

be enforceable according to their terms. Further, if any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

e. Assignment. Amedica may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Amedica’s business or that aspect of Amedica’s business in which Brodke is principally involved, his rights and obligations under this Agreement may not be assigned by Brodke without the prior written consent of Amedica.

f. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement. shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each parry hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, other than any future parent, subsidiary or affiliate of Amedica.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

i. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

j. Construction. The parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either parry.

k. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l. Section Numbers and Headings. The Section and Subsection headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

[Remainder of page intentionally left blank.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF this 20th day of October, 2003.

AMEDICA

ADDRESS	AMEDICA CORP.

A DELAWARE CORPORATION

Amedica Corporation
2116 South Lakeline Drive	By	/s/ Ashok Khandkar
Salt Lake City, UT 84109	Its	CEO

BRODKE

ADDRESS:

Darryl S. Brodke

[********************]
[********************]	/s/ Darryl S. Brodke, M.D.
DARRYL S. BRODKE, M.D.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Schedule A

Other Devices

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.